       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1997


                                            REGISTRATION STATEMENT NO. 333-38575


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 2

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ADVANTA BUSINESS SERVICES CORP.
                   (SPONSOR OF THE SECURITIES DESCRIBED HEREIN)

     DELAWARE                   1020 LAUREL OAK ROAD           23-2333786
 (JURISDICTION)              VOORHEES, NEW JERSEY 08043      (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)

                                    COPY TO:
                              COLE B. SILVER, ESQ.
                         ADVANTA BUSINESS SERVICES CORP.
                              1020 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  609-782-7300
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                    COPY TO:
                              CHRIS DIANGELO, ESQ.
                                DEWEY BALLANTINE, LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                       PROPOSED MAXIMUM     PROPOSED
                                                  AMOUNT               AGGREGATE PRICE      MAXIMUM                AMOUNT OF
                                                  TO BE                PER UNIT(1)          AGGREGATE              REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED            REGISTERED                                OFFERING PRICE(1)      FEE
-------------------------------------------------------------------------------------------------------------------------------
  Advanta Equipment Receivables
  Asset-Backed Notes                                $1,000,000           100%               $1,000,000              $303.03
  Advanta Equipment Receivables
  Asset-Backed Certificates                         $        0             NA                    NA                 $  0
===============================================================================================================================


(1)     Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                                  TO FORM S-3


                                                                                  CAPTION OR LOCATION
               ITEM AND CAPTION IN FORM S-3                                          IN PROSPECTUS
               ----------------------------                                          -------------
  1.  Forepart of the Registration Statement
        and Outside Front Cover Page of
        Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .     Forepart of Registration Statement;
                                                                           Outside Front Cover Page**
  2.  Inside Front and Outside Back Cover Page of
        Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .     Inside Front Cover Page**; Outside
                                                                           Back Cover Page
  3.  Summary Information, Risk Factors and Ratio
        of Earnings to Fixed Charges . . . . . . . . . . . . . . . . .     Summary of Prospectus**; Special
                                                                           Considerations
  4.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .     Use of Proceeds
  5.  Determination of Offering Price  . . . . . . . . . . . . . . . .     *
  6.  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . .     *
  7.  Selling Security Holders . . . . . . . . . . . . . . . . . . . .     *
  8.  Plan of Distribution . . . . . . . . . . . . . . . . . . . . . .     Methods of Distribution**
  9.  Description of Securities to be Registered . . . . . . . . . . .     Outside Front Cover Page**;
                                                                           Summary of Prospectus**;
                                                                           Description of the Securities**;
                                                                           Federal Income Tax
                                                                           Consequences**
 10.  Interests of Named Experts and Counsel . . . . . . . . . . . . .     *
 11.  Material Changes . . . . . . . . . . . . . . . . . . . . . . . .     *
 12.  Incorporation of Certain Information by Reference  . . . . . . .     Inside Front Cover Page**;
                                                                           Incorporation of Certain
                                                                           Documents by Reference
 13.  Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities . . . . . . . .     See page II-3


------------------------

*  Not applicable or answer is negative.
** To be completed from time to time by Prospectus Supplement.

PROSPECTUS


                         ADVANTA EQUIPMENT RECEIVABLES
      ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES ISSUABLE IN SERIES
                        ADVANTA BUSINESS SERVICES CORP.,
                                     SPONSOR



         This Prospectus describes certain Advanta Equipment Receivables Asset-Backed Notes (the "Notes") and Advanta Equipment Receivables Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Advanta Business Services Corp., as Sponsor (the "Sponsor"), a special-purpose finance subsidiary of the Sponsor Co. ("Transferor"), or by a trust to be formed, or caused to be formed, by the Sponsor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."



        Each class of Securities of any series will either evidence beneficial ownership in a segregated pool of assets (each, a "Trust Estate") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the related Trust Estate (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Estate may consist of any combination of leases (including but not limited to, finance leases, true leases and full payout leases), loan contracts and promissory notes financing the purchase or lease of a variety of commercial assets, commercial products or personal property used exclusively for commercial purposes (such leases, loan contracts and promissory notes are referred to herein as the "Contracts"). Each Trust Estate may also include a security interest in the underlying commercial assets, commercial products or personal property relating thereto (the "Underlying Collateral"), together with the proceeds thereof (together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Estate or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The assets in the Trust Estate for a series will have been originated or acquired by the Sponsor from one or more affiliates of the Sponsor or from one or more entities which are unaffiliated with the Sponsor (any entity from which the Sponsor acquires Receivables being, an "Originator"). Each Originator will be an entity, including various manufacturers or dealers of the Underlying Collateral (each, a "Vendor"), generally in the business of originating or acquiring Receivables. The Sponsor will cause each Trust to acquire the Receivables from the Sponsor and/or the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Estate will be serviced by Advanta Business Services Corp. as the Servicer (the "Servicer") described in the related Prospectus Supplement.



         Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related assets in the Trust Estate, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."



         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "MATERIAL RISKS" SET FORTH ON PAGE ___HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


         THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE SPONSOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SPONSOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS. "

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue.


         RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. NO SECURITIES DESCRIBED HEREIN MAY BE OFFERED IN A TRANSACTION NOT EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") EXCEPT BY DELIVERY OF THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT.



                The date of this Prospectus is December 24, 1997

                              PROSPECTUS SUPPLEMENT



         The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the related Receivables in the Trust Estate and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and the manner and priority of, distributions from, the Trust Estate; (v) information as to the nature and extent of subordination with respect to each series of Securities, if any; (vi) the payment dates to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables in the Trust Estate; (viii) the circumstances, if any, under which each Trust Estate may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.



                              AVAILABLE INFORMATION


         The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         All documents subsequently filed by the Sponsor with respect to the Registration Statement, either on its own behalf or on behalf of a Transferor or a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS



         Unaudited periodic and annual reports concerning any Security and the related Trust Estate will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."



         The Sponsor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey, 08043-7228, Telephone
Number: 609-782-7300, Attention: Treasury.


                                TABLE OF CONTENTS



                                                                          Page

PROSPECTUS SUPPLEMENT........................................................3

AVAILABLE INFORMATION........................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................3

REPORTS TO SECURITYHOLDERS...................................................4

SUMMARY OF TERMS.............................................................5

MATERIAL RISKS..............................................................14

THE TRUST ESTATES...........................................................17

ADVANTA BUSINESS SERVICES CORP. UNDERWRITING, ORIGINATING AND SERVICING

    PRACTICES...............................................................18

THE ISSUERS.................................................................20

THE RECEIVABLES.............................................................21

POOL FACTORS................................................................21

USE OF PROCEEDS.............................................................21

THE TRUSTEE.................................................................22

DESCRIPTION OF THE SECURITIES...............................................22

DESCRIPTION OF THE TRUST DOCUMENTS..........................................27

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................................33

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................35

STATE AND LOCAL TAXATION....................................................47

ERISA CONSIDERATIONS........................................................47

METHODS OF DISTRIBUTION.....................................................47

LEGAL OPINIONS..............................................................48

FINANCIAL INFORMATION.......................................................48

ADDITIONAL INFORMATION......................................................48

INDEX OF TERMS..............................................................49

                                SUMMARY OF TERMS



         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms, which appears beginning on page 49 hereof."




Issuer....................          With respect to each series of Securities,
                                    either the Sponsor, one or more
                                    special-purpose finance subsidiaries of the
                                    Sponsor (which may be organized and
                                    established by the Sponsor with respect to one or more Trust Estates) (each such special-purpose finance subsidiary, a
                                    "Transferor") or a trust formed, or caused to be formed, by the Sponsor or by one or more Transferors (each, a "Trust"). For purposes of this Prospectus (unless the context otherwise requires) the term
                                    "Sponsor" includes the term "Transferor".
                                    The Sponsor, Transferor or the Trust
                                    issuing Securities pursuant to this
                                    Prospectus and the related Prospectus
                                    Supplement shall be referred to herein as the "Issuer" with respect to the related
                                    Securities. See "The Issuers."


                                    Each series of Securities will be issued pursuant to either (i) a pooling and servicing agreement (each, a "Pooling Agreement") to be entered into between the Sponsor and/or the related Transferor(s), the Servicer and the Trustee named therein and in the related Prospectus Supplement,
                                    (ii) a trust or depository agreement (each, a "Trust Agreement") to be entered into between the Sponsor and/or the related Transferor(s), the Trustee named therein and in the related Prospectus Supplement and certain other parties as specified therein and in the related Prospectus Supplement, or (iii) with respect to Securities which represent Notes, an indenture or depository agreement (each, an "Indenture") between the Issuer and the Indenture Trustee named in such Indenture and in the related Prospectus Supplement. If a Trust is formed pursuant to a Trust Agreement, a sale and servicing agreement (the "Sale and Servicing Agreement") will be entered into between the Sponsor, the Transferor and such Trust.

                                    The Sponsor does not expect to cause any of the Securities offered hereby to be listed for trading on any securities to be quoted in the automated system of any registered securities association. As a result, the secondary market for the Securities may be relatively illiquid, compared to other fixed-income securities which are so listed or quoted.



Material Risks............          Since the Securities will represent
                                    non-recourse, asset-backed securities not secured by the general credit of any entity, an investment in the Securities may present certain material risk. See
                                    "Material Risks" herein, and any "Material
                                    Risks" caption in the related Prospectus
                                    Supplement.






Sponsor...................          Advanta Business Services Corp. will cause
                                    the issuance of each series of Securities
                                    (Advanta Business Services Corp., in such capacity, the "Sponsor"). The Sponsor is a wholly-owned subsidiary of Advanta Leasing
                                    Holding Corp., which in turn is a
                                    wholly-owned subsidiary of Advanta Corp., a publicly-traded corporation, the stock of which is traded on the NASDAQ.



Servicer..................          Advanta Business Services Corp. will act as
                                    Servicer for each Trust Estate. The Servicer will service the assets comprising each Trust Estate and administer each Trust
                                    Estate pursuant to the related Servicing
                                    Agreement. The Servicer may subcontract all or any portion of its obligations as Servicer under each Servicing Agreement to qualified subservicers (each, a
                                    "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Servicing of the Trust
                                    Property."



Trustee...................          The Trustee for each Trust Estate will be
                                    specified in the related Prospectus
                                    Supplement. In addition, a Trust may
                                    separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust
                                    Indenture Act of 1939, as amended, and the Investment Company

                                    Act of 1940, as amended.

Indenture Trustee ........          With respect to any series of Securities
                                    which include one or more classes of Notes, the Indenture Trustee will be specified in the related Prospectus Supplement.


The Securities ...........          Each Class of Securities of any series will
                                    either evidence beneficial ownership in a segregated pool of assets (each, a "Trust
                                    Estate") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Estate (such
                                    Securities, "Notes"), as described herein and in the related Prospectus Supplement.
                                    Each Trust Estate may consist of any
                                    combination of leases (including, but not limited to, finance leases, true leases, and full payout leases), loan contracts and promissory notes (such leases, loan contracts and promissory notes are referred to herein as the "Contracts"), which in all cases will be secured by commercial assets, commercial products or personal property used primarily for commercial purposes, which will primarily consist of
                                    "small-ticket" office equipment items for businesses, such as computers, copy machines, facsimile machines, telephones, alarm systems, and similar items (the
                                    "Underlying Collateral"). Each Trust Estate also may include a security interest in the Underlying Collateral relating thereto, together with the proceeds thereof (together with the Contracts, the "Receivables"). The
                                    Contracts are either "instruments", "chattel paper" (each as defined in the Uniform
                                    Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.


                                    Each series of Securities issued as
                                    Certificates will include one or more
                                    classes of Certificates which will be issued pursuant to the related Trust Documents. Each series of Securities issued as Notes which include one or more classes of Notes, such Notes will be issued pursuant to an Indenture.


                                    If and to the extent specified in the
                                    related Prospectus Supplement, credit
                                    enhancement with respect to a Trust Estate or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the assets in Trust Estates or over-collateralization. The Sponsor will cause each Trust to acquire the assets in the Trust Estate from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement, or prior to the expiration of any related Pre-Funding Period.




                                    The assets comprising each Trust Estate will be described in the related Trust Documents and the related Prospectus Supplement and will be serviced by the Servicer pursuant to such Trust Documents. The selection criteria for each Trust Estate will require diversification among users, geographic areas, and type of equipment; maximum levels of delinquent Receivables (as of the related Closing Date), maximum balances and renewing terms, and will require that the Receivables will not have been adversely selected from the Sponsor's overall portfolio.



                                    In the case of any individual Trust Estate, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related assets and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, a master financing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Documents" as used with respect to a Trust Estate means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities, including, without limitation, Pooling Agreements, Trust Agreements and Indentures. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Document and the term "Indenture Trustee" means any and all persons acting as a trustee pursuant to an Indenture. A Prospectus Supplement relating to an owner trust that issues debt securities will refer to the Trustee as the "Owner Trustee" in order to distinguish the Owner Trustee and the Indenture Trustee for such series of Securities.


                                Securities Will Be Non-Recourse.


                                    The Securities will not be obligations,
                                    either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax
                                    Considerations"), of the Sponsor, the
                                    related Transferor, the related Servicer, any related Sub-Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust Estate only and do not represent interests in or obligations of the Sponsor, the related Transferor, the related Servicer, any related Sub-Servicer, the related Originator(s) or any of their respective affiliates. In the case of Securities that represent beneficial ownership interest in the related Trust Estate, such Securities will represent the beneficial ownership interests in such Trust Estate and the sole source of payment will be the assets of such Trust Estate. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Estate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.


                                General Nature of the Securities as Investments.

                                    All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).


                                    Additionally, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Trust Estate or debt secured by certain assets, including the related Receivables of the related Issuer.

                                    Each series or Class of Fixed Income
                                    Securities offered pursuant to this
                                    Prospectus may have a different Interest
                                    Rate, which may be a fixed or adjustable
                                    Interest Rate. The related Prospectus
                                    Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.


                                    A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related assets constituting the Trust Estate. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.


                                    If so provided in the related Prospectus
                                    Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                                    In addition, certain Classes of Senior (or
                                    Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                                General Payment Terms of Securities.

                                    As provided in the related Trust Document and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                                    The related Prospectus Supplement will
                                    describe a date (the "Record Date")
                                    preceding such Payment Date, as of which the Trustee or the Indenture Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.


                                    Each Trust Document will describe a period
                                    (each, a "Monthly Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Estate during a Monthly Period will be required to be remitted by the Servicer to the related Trustee or Indenture Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Document may provide that all or a portion of the payments collected on or with respect to the related Trust Property may be applied by the related Trustee or Indenture Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.


                                    In addition, as may be described in the
                                    related Prospectus Supplement, the related
                                    Trust Document may provide that all or a portion of collected payments may be retained by the Trustee or Indenture Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal and/or interest to Securityholders.

                                    Such retention and temporary investment by the Trustee or Indenture Trustee of such collected payments may be required by the related Trust Document for the purpose of
                                    (a) slowing the amortization rate of the related Securities relative to the payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                                    As more fully specified in the related
                                    Prospectus Supplement, neither the
                                    Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, any Transferor, the related Servicer or any related Sub-Servicer, the related Originator, any Trustee, any Indenture Trustee or any of their affiliates.

No Investment Companies.........    Neither the Sponsor, any Transferor, any
                                    Issuer nor any Trust will register as an "investment company" under the Investment
                                    Company

                                    Act of 1940, as amended (the "Investment
                                    Company Act").


Cross-Collateralization ........    As described in the related Trust Document
                                    and the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related
                                    Trust Estate only.



                                    However, as may be described in the related
                                    Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust Estate may be applied to the payment of Securities issued by any other Trust Estate (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Document).



Trust Estate.................       As specified in the related Prospectus
                                    Supplement, each Trust Estate will consist of the related Contracts, and a security interest in the Underlying Collateral related thereto. If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust Estate or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus
                                    Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Document -- Credit and Cash Flow
                                    Enhancement." The Contracts are obligations for the lease or purchase of commercial property, commercial assets or personal property used primarily for commercial purposes, or evidence borrowings used to acquire such Underlying Collateral and entitling the payee thereunder to a stream of payments thereon from the party obligated thereunder (the "Obligor").



                                    The Receivables comprising a Trust Estate will be originated by the Sponsor or purchased by the Sponsor pursuant to an agreement with the seller of such Receivables (each, a "Receivables Transfer Agreement").


                                    The Sponsor will transfer such Receivables to the related Issuer pursuant to a Trust Document and, in the case of Notes, the Issuer will pledge its right, title and interest in and to such Receivables to an Indenture Trustee on behalf of Securityholders pursuant to an Indenture. The Receivables transferred to an Issuer and, in the case of Notes, pledged to an Indenture Trustee shall have a Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Sponsor or Transferor under the related Receivables Transfer Agreement will be assigned to the related Trustee on behalf of the related Securityholders.

                                    The "Contract Balance" of a Contract as of the date of determination is the outstanding principal balance with respect to such Contract or, in the case of a Contract which is in the form of a lease, the present value of the remaining scheduled rental payments due thereunder discounted at a rate specified in the related Prospectus Supplement and the related Trust Documents, in each case as of such date.

                                    In addition, if so specified in the related
                                    Prospectus Supplement, the Trust Estate will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during the "Pre-Funding Period" as specified in the related Prospectus Supplement.

                                    If and to the extent provided in the related
                                    Prospectus Supplement, the Sponsor will be obligated (subject only to the availability thereof) to transfer to the related Issuer (and in the case of Notes, the related Issuer will pledge to an Indenture Trustee on behalf of Securityholders), additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.


Pre-Funding Account.............    If so specified in the related Prospectus
                                    Supplement, a portion of the issuance
                                    proceeds of the Securities of a particular series (such amount, (the "Pre-Funded
                                    Amount") will be deposited in an account
                                    (the "Pre-Funding Account") to be
                                    established with the Trustee, which will be used to acquire additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount will be invested in one or more Eligible
                                    Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust as an investment company pursuant to the Investment Company
                                    Act): (a) negotiable instruments or
                                    securities represented by instruments in bearer or registered or book-entry from which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in highest rating category from each Rating Agency,
                                    (iii) certificates of deposit having a
                                    rating in the highest rating category by the Rating Agencies, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating Agencies; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies; (d)
                                    Eurodollar time deposits that are
                                    obligations of institutions whose time
                                    deposits carry a credit rating in the
                                    highest rating category by the Rating
                                    Agencies; (e) repurchase agreements
                                    involving any Eligible Investment described in any clauses (a)(i), (a)(iii) or (d) above, so long as the other party to repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating
                                    Agencies; and (f) any other investment with respect to which the Rating Agencies rating such Securities indicate will not result in the reduction or withdrawal of its then-existing rating of the Securities. Any
                                    Eligible Investment must mature no later than the Business Day prior to the next
                                    Payment Date.

                                    During any Pre-Funding Period, the related
                                    Issuer will be obligated (subject only to the availability thereof) to acquire from the Sponsor and pledge to the Trustee, on behalf of Securityholders, additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables are required to satisfy certain as eligibility criteria more fully set forth in the related Prospectus Supplement of which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Estate as of the issuance date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

                                    Although to specific parameters of the
                                    Pre-Funding Account with respect to any
                                    issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Estate on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


Registration of Securities......    Securities may be represented by global
                                    securities registered in the name of Cede &
                                    Co. ("Cede"), as nominee of The Depository
                                    Trust Company ("DTC"), or another nominee.
                                    In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus
                                    Supplement. See "Description of the
                                    Securities -- Book Entry Registration"
                                    herein.

Credit and Cash Flow
 Enhancement ...................    If and to the extent specified in the
                                    related Prospectus Supplement, credit
                                    enhancement with respect to a Trust Estate or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement (a "Security
                                    Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the
                                    Receivables, or over-collateralization. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See
                                    "Description of the Trust Documents --
                                    Credit and Cash Flow Enhancement."

Receivables Transfer
Agreement.......................    As more fully described in the related
                                    Prospectus Supplement, the Sponsor will be obligated to acquire from the related Trust
                                    Estate any Receivable transferred pursuant to a Trust Document or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Sponsor with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related
                                    Prospectus Supplement, the Sponsor may from time to time reacquire certain Receivables or substitute other Receivables for
                                    Receivables held by a Trust Estate, subject to specified conditions set forth in the related Trust Document and Receivables
                                    Transfer Agreement.

Servicer's Compensation.........    The Servicer shall be entitled to receive a
                                    fee for servicing the Contracts of each
                                    Trust Estate equal to a specified percentage of the value of the assets held in the related Trust Estate, as set forth in the related Prospectus Supplement. See
                                    "Description of the Trust Documents --
                                    Servicing Compensation" herein and in the related Prospectus Supplement.


Certain Legal Aspects
of the Contracts................    With respect to the transfer of the
                                    Contracts to the related Trust pursuant to a Trust Document or the pledge of the related
                                    Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Sponsor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each
                                    Prospectus Supplement will specify what
                                    actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Sponsor may also warrant that, if the transfer or pledge to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.
                                    Similar representations and warranties, as described in the related Prospectus
                                    Supplement, may also be made by the Sponsor with respect to the Underlying Collateral.


Optional Termination............    The related Servicer, the Sponsor, or, if
                                    specified in the related Prospectus
                                    Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "Description of The Trust
                                    Documents - Termination" and in the related
                                    Prospectus Supplement. Such termination may occur either at a date certain (e.g., thirty months following the issuance date) or at such time as the Pool Factor has declared to a specific level, which will generally not exceed 10%. The specific date and/or Pool
                                    Factor level at which such termination may occur with respect to a series of Securities will be set forth in the related Prospectus
                                    Supplement.



Mandatory Termination...........    The Trustee or the Indenture Trustee, the
                                    related Servicer or certain other entities specified in the related Prospectus
                                    Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate or otherwise, under other circumstances and in the manner specified in "The Trust
                                    Document - Termination; Retirement of
                                    Securities" and in the related Prospectus
                                    Supplement.



Material Tax Consequences.......    Securities of each series offered hereby
                                    will, for federal income tax purposes,
                                    constitute either (i) interests in a Trust treated as a grantor trust and not as an association which is taxable as a corporation under applicable provisions of the Code ("Grantor Trust Securities"), (ii) debt issued by a Trust ("Debt Securities"),
                                    (iii) interests in a Trust which is treated as a partnership ("Partnership Interests") or (iv) interests issued by a Financial
                                    Asset Securitization Investment Trust
                                    ("FASIT"). Each series of Securities will, in the opinion of Federal Tax Counsel, be eligible to be treated by the related
                                    Securityholders as debt instruments for
                                    federal income tax purposes.



                                    In connection with each issuance of
                                    Securities, Dewey Ballantine, LLP (such
                                    firm, "Federal Tax Counsel") will deliver its opinion with respect to the federal income tax consequences of an investment in such Securities.

                                    Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations............    The Prospectus Supplement for each series of
                                    Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement
                                    Income Security Act of 1974, as amended
                                    ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA
                                    Considerations" in the related Prospectus
                                    Supplement.


Ratings.........................    Each Class of Securities offered pursuant to
                                    this Prospectus and the related Prospectus
                                    Supplement will be rated in one of the four highest rating categories by one or more
                                    "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies".
                                    Such ratings will address, in the opinion of the Rating Agencies, the likelihood that the related Issuer will be able to make normal payment of all amounts due on the related Securities in accordance with their terms. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.


                                    The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                 MATERIAL RISKS





         Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities. The risks described below, together with any additional risks discussed in the "Material Risks" Section of the related Prospectus Supplement, constitute all material risk of an investment in the Securities of which a potential investor should be aware.






         LIMITED LIQUIDITY MAY RESULT IN A SECURITYHOLDER BEING UNABLE TO LIQUIDATE ITS INVESTMENT. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Sponsor does not expect to cause any of the Securities offered hereby to be listed for trading on any securities to be quoted in the automated system of any registered securities association. As a result, the secondary market for the Securities may be relatively illiquid, compared to other fixed-income securities which are so listed or quoted.




         THE SPONSOR WILL GENERALLY HAVE POSSESSION OF THE CONTRACTS, EXPOSING SECURITYHOLDERS TO THE RISK THAT THEY MAY LOSE THEIR INTERESTS IN THE CONTRACTS. In connection with the issuance of any series of Securities, the Sponsor will warrant in a Trust Document that the transfer of the Contracts to the Issuer is a valid assignment, transfer and conveyance of the Contracts to such Trust and if the Trust pledges the Contract to an Indenture Trustee, that the Indenture Trustee on behalf of the Securityholders will have a valid security interest in such Contracts. The related Trust Document will provide that the Servicer will retain possession of the related Contracts. The related Prospectus Supplement may describe specific trigger events that will require delivery of such contracts to the Trustee or the Indenture Trustee. If the Sponsor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Transfer Agreement or the Trust Documents, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Sponsor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Sponsor will make certain representations and warranties with respect to the ownership of the Contracts. The Sponsor and/or the related Originator will be obligated to acquire any Contract from the related Trust Estate if there is a breach of such representations and warranties that materially adversely affects the interests of the Sponsor, the Trust or the Indenture Trustee on behalf of the Securityholders in such Contract and such breach has not been cured.




         SECURITY INTEREST IN THE UNDERLYING COLLATERAL MAY NOT BE PERFECTED IN CERTAIN CASES, DIMINISHING THE VALUE OF SUCH UNDERLYING COLLATERAL. The Sponsor and/or the related Originator may have underwriting guidelines with respect to their programs which do not require that UCC financing statements be filed with respect to particular items of Underlying Collateral with a value below a certain level, such as $25,000. In such instances, the related Issuer will have a security interest in such item of Underlying Collateral, although such security interest will not be perfected. The Sponsor and/or the related Originator will also contribute all of its right, title and interest in and to the related Underlying Collateral to the related Issuer. Each Receivables Transfer Agreement shall require the Sponsor and/or the Originator to make certain representations and warranties with respect to the transfer of title and perfection and priority of a security interest in such Underlying Collateral. The related Issuer may pledge all of its right, title and interest in and to such Underlying Collateral to the Indenture Trustee. The manner in which the Issuer's or the Indenture Trustee's security interest in the Underlying Collateral will be perfected will vary based on the type of assets constituting the Underlying Collateral in the related Trust Estate. For example, a security interest in certain assets comprising the Underlying Collateral may only be perfected in accordance with the provisions of the Uniform Commercial Code while a security interest in certain assets comprising the Underlying Collateral may only be perfected in accordance with Federal law or state certificate of title statutes.




         As specified herein and related Prospectus Supplement, because of the considerable time and expense involved in assigning individual UCC financing statements with respect to a Trust Estate (since a Trust Estate may contain tens of thousands of contracts), neither the Originators nor the Sponsor will, as the case may be (x) file, or necessarily will be required to file, UCC financing statements identifying such Underlying Collateral transferred and pledged in favor of the related Trust and Indenture Trustee on behalf of the Securityholders, (y) make a notation of the lien of the related Trust or Indenture Trustee on behalf of the Securityholders on, or take possession of, the certificate of title with respect to such Underlying Collateral, or (z) make a notation of the lien of the related Trust or Indenture Trustee on behalf of the Securityholders on the appropriate Federal registry in respect of such Underlying Collateral. In the absence of such filings, notation or possession any security interest in such Underlying Collateral may not be perfected in favor of the related Trust or Indenture Trustee. As a result, the related Indenture Trustee or Trust Estate could lose priority of its security interest in such Underlying Collateral. Neither the Originators nor the Sponsor will have any obligation to reacquire collateral as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Estate receives an interest in such property unless otherwise described in the related Prospectus Supplement. See "Certain Legal Aspects of the Receivables."




         RECOVERIES ON RECEIVABLES MAY BE LIMITED, DIMINISHING THE VALUE OF THE RELATED UNDERLYING COLLATERAL, WHICH MAY RESULT IN THE RELATED ISSUER RECEIVING SUBSTANTIALLY LESS THAN THE FACE AMOUNT OF THE RELATED CONTRACT. Unless specific limitations are described in the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligors may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.



         In the event that the Sponsor, the Trustee or the Indenture Trustee must rely on repossession and disposition of the property to recover scheduled payments due on defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the property had been filed, depreciation, obsolescence, damage or loss of any item property, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.



         CERTAIN PROVISIONS OF THE UCC MAY FURTHER DIMINISH RECOVERIES. Certain states have adopted a version of Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses (i.e., a clause which obligates the lessee to make payments regardless of the condition of the related item of equipment and any right of set-off) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.


         CONTRACTS RELATED TO SOFTWARE AND SERVICES MAY, AS A PRACTICAL MATTER, BE UNSECURED AND THUS HAVE NO RECOVERY VALUE. Certain Contracts, as described in the related Prospectus Supplement, may relate to software and services that are not owned by the related Originator and in which no related interest will be transferred to the Issuer. Accordingly, if any such Contract becomes a defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.




         ALTHOUGH THE TRANSACTIONS WILL BE STRUCTURED SO AS TO MINIMIZE THE RISKS ASSOCIATED WITH THE SPONSOR'S BANKRUPTCY, SUCH SAFEGUARDS MAY NOT ELIMINATE ALL RISKS. The Sponsor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Sponsor (the Originators and the Sponsors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Estate becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the Sponsor of a Transferor as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Transferor's business and a restriction on such Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Transferor would not result in a court's concluding that the assets and liabilities of such Transferor should be consolidated with those of the Sponsor in a proceeding under any Insolvency Law.



         Each Receivables Transfer Agreement and each Trust Document will generally require that the Sponsor contribute the related Receivables to a Transferor, which will then either issue the related Securities or transfer the Receivables to a Trust which will issue the related Securities. In the case of Notes, the Issuer will pledge such Receivables to the Indenture Trustee on behalf of the Securityholders.


         The Sponsor believes that the transfer of the Receivables by an Originator to the Sponsor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Sponsor as a borrowing by the Originator from the Sponsor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the related Trust Document, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.


         Obligors may be entitled to assert against the related Originator, the Sponsor, or Issuer, claims and defenses which they have against the Originator or the Sponsor with respect to the Receivables. The Originator(s) and the

Sponsor will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.



         DELINQUENCIES MAY VARY OVER TIME, AND ANY INCREASE IN DELINQUENCIES MAY RESULT IN AN UNANTICIPATED LEVEL OF LOSS. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its portfolio will be indicative of the performance of the Contracts included in any Trust Estate or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.




         PROVISIONS APPLICABLE TO A SERIES WILL HAVE ADVERSE CONSEQUENCES FOR THE SUBORDINATE CLASSES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, no Issuer will have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, any related reserve account and any other credit enhancement.




         NEITHER THE SPONSOR NOR THE RELATED ISSUER WILL BE CORPORATELY LIABLE ON THE SECURITIES, AND THE ONLY SOURCE OF REPAYMENT WILL BE THE RELATED TRUST ESTATE. The Securities represent non-recourse obligations solely of the related Issuer, and will not represent a recourse obligation to other assets of the related Originator(s), the Servicer, or, related Sub-Servicer or of the Sponsor. No Securities of any series will be insured or guaranteed by any Originator, the Sponsor, any Transferor, the Servicer, the applicable Trustee or the Indenture Trustee. Consequently, holders of the Securities of any series must rely for repayment solely upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.



         The Sponsor does not expect to cause any of the Securities offered hereby to be listed for trading on any securities to be quoted in the automated system of any registered securities association. As a result, the secondary market for the Securities may be relatively illiquid, compared to other fixed-income securities which are so listed or quoted.



         BOOK-ENTRY REGISTRATION MAY FURTHER REDUCE LIQUIDITY, AND MAY LEAD TO PAYMENT DELAYS. The Securities may be issued in "book-entry" form, which means that investors will not receive physical certificates evidencing their Securities, but rather will have such Securities credited to their accounts maintained with an intermediary, such as a broker-dealer. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.



         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.


         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Indenture Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter may be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."



         SECURITY RATING MAY BE HIGHLY DEPENDENT ON THE RATINGS OF AN EXTERNAL CREDIT ENHANCER. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the related Credit Enhancer regarding its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.




         THE RATE OF PAYMENTS ON THE SECURITIES IS UNPREDICTABLE, AND MAY BE VOLATILE; IF THE ACTUAL PAYMENT RATE DEVIATES FROM AN INVESTOR'S EXPECTATIONS, SUCH INVESTOR'S YIELD MAY BE SUBSTANTIALLY REDUCED. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Sponsor of Contracts from the related Trust Estate on account of a breach of certain representations and warranties in the related Trust Document, payments upon an optional acquisition by the related Originator, the related Servicer or the Sponsor of Contracts from the related Trust Estate (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the

Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.



      The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Estate will experience.



      Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.




                                 THE TRUST ESTATES




      The property of each Trust Estate will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable cut-off date set forth in the related Trust Documents (the related "Cut-Off Date"),
(iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer or the Trustee pursuant to the related Trust Document, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Underlying Collateral relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Underlying Collateral or the related Obligors, as the case may be, (vi) the proceeds of any repossessed collateral related to such pool of Receivables, (vii) the rights of the Sponsor under the related Receivables Transfer Agreement and (viii) interest earned on certain short-term investments held by such Trust Estate, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancement may be issued to or held by the Trustee or Indenture Trustee on behalf of the related Trust Estate for the benefit of the holders of one or more classes of Securities.



If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount will be invested in one or more Eligible Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extend such investments would not required registration of the Trust as an investment company pursuant to the Investment Company Act): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry from which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category by the Rating Agencies, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating Agencies; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by the Rating Agencies; (e) repurchase agreements involving any Eligible Investment described in any clauses (a)(i), or (a)(iii) or (d) above, so long as the other party to repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating Agencies; and (f) any other investment with respect to which the Rating Agencies rating such Securities indicate with not result in the reduction or withdrawal of its then-existing rating of the Securities. Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.


      During any Pre-Funding Period, the related Issuer will be obligated (subject only to the availability thereof) to acquire from the Sponsor a Trustee on behalf of Securityholders, additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Estate as of the issuance date subject to such exceptions as are expressly stated in such Prospectus Supplement.


      Although to specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Estate on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.



      The Receivables comprising a Trust Estate will, as specifically described in the related Prospectus Supplement, be either (i) originated by the Sponsor,
(ii) originated by the related Originator and acquired by the Sponsor pursuant to a Receivables Transfer Agreement, (iii) originated by various Vendors and acquired by the Sponsor or (iv) acquired by the Sponsor from other owners of Receivables. The underwriting criteria applicable to the Receivables included in any Trust Estate will be described in all material respects in the related Prospectus Supplement.

      The Contracts are either "instruments", "chattel paper" (each as defined in the Uniform Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.



      The commercial products sold, leased under or financed by the Contracts and expected to comprise the Underlying Collateral of a Trust Estate consists primarily of commercial property used for a variety of business purposes and commercial enterprises. The Underlying Collateral included in each Trust Estate will be limited to personal property for use by the related Obligor in the ordinary course of business.




      With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Sponsor will form a Trust Estate by either (i) transferring the related Receivables into a Trust pursuant to a Receivables Transfer Agreement or a pooling and servicing agreement between the Sponsor and the Trustee or (ii) transferring the related Receivables by entering into a Sale and Servicing Agreement with an Issuer formed pursuant to a Trust Agreement with the Owner Trustee and the Transferor specified in the related Prospectus Supplement. If the Receivables are transferred to an Issuer pursuant to Sale and Servicing Agreement, such Issuer will enter into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.



     ADVANTA BUSINESS SERVICES CORP. UNDERWRITING, ORIGINATING AND SERVICING
                                    PRACTICES


GENERAL:


      Advanta Business Services Corp. ("ABS") is a wholly-owned subsidiary of Advanta Leasing Holding Corp., a Delaware corporation ("ALHC"). ALHC is a wholly-owned subsidiary of Advanta Corp. (a publicly-traded company based in Spring House, PA and is listed on the NASDAQ as ADVNA and ADVNB). ABS's primary business is convenience lending which consists of originating and servicing primarily commercial leases and loans (the "Contracts") to businesses and business owners in the United States. Advanta Business Services Corp. is headquartered at 1020 Laurel Oak Road, Voorhees, NJ 08043-7228 and its phone number is (609) 782-7300.


      ABS leases and finances a wide variety of small-ticket equipment, including, but not limited to, office equipment, telecommunications equipment, automotive repair equipment, surveillance equipment, and furniture, to businesses and business owners throughout the United States. ABS underwrites and services its equipment leasing and financing business from its headquarters in Voorhees, New Jersey.


CONTRACT ORIGINATION:


      ABS originates Contracts primarily through its sales and marketing programs at its New Jersey headquarters. Transactions are originated as a result of ABS's relationships with its various brokers and vendors. From time to time, vendors who are familiar with the ABS's leasing and financing services as a result of previous transactions may recommend prospective customers make a credit application to ABS for financing. Other transactions may be submitted to ABS as a result of a more formal program between ABS and a vendor where the vendor's marketing representatives may offer prospective customers financing at pre-arranged rates, based upon the vendor's equipment, and certain terms and conditions approved by ABS.

      In a majority of these vendor programs, ABS owns the equipment subject to each contract and bills and collects payments directly with the obligor. For some select vendor programs, ABS will bill and collect payments using a non-descriptive name, so that the obligor does not recognize ABS as a party to the transaction. Under this program, once a contract becomes 60-90 days past due, ABS is then immediately identified to the obligor. Vendors may choose to originate the contracts on ABS's standard contract documentation or they may use their own internally generated contract documentation which is reviewed and approved by ABS's legal staff. In instances where ABS does not own the equipment, they will, under certain circumstances, obtain a perfected security interest in the equipment.


      On occasion, ABS will purchase contracts or other financing transactions which were originated by unaffiliated lessors/lenders; provided, however, that the creditworthiness and origination procedures of such originator meet the approval of ABS; and provided further, that ABS approves the creditworthiness of the obligor and all of the related documentation in such transaction.


      Another program through which ABS originates contracts is through the use of brokers. In a typical broker transaction, ABS originates contracts referred to it by a given broker and pays the broker a referral fee. Contracts originated under this program are reviewed in a manner consistent with ABS's then existing credit polices and procedures. Contracts may also be purchased by ABS on a bulk or portfolio basis. These contracts may be originated by a variety of Originators under several different underwriting guidelines. When reviewing potential bulk or portfolio acquisitions, the existing Originator's contracts will be reviewed by the ABS credit staff. Using predetermined guidelines, an acceptance or rejection decision will be made. For each potential bulk or portfolio purchase, ABS has the ability to accept or reject individual contracts.


RESIDUAL VALUES:


      ABS has realized residual values which, on average, exceeded the booked residual values in respect of such contracts. For contracts in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on ABS's books. In the event the equipment is returned, ABS utilizes the services of its vendors and brokers and also participates in an active secondary market for the sale of this returned, used equipment.


ABS'S CREDIT REVIEW:




      As part of its credit underwriting process, ABS performs a thorough credit review of all prospective obligors, the creditworthiness of the vendor, and the value of the equipment.


      Typically, the credit review process begins when the prospective obligor completes a credit application. The completed credit application is entered into the company's computerized processing system. A standardized credit scoring model is employed and decisioning is based on several criteria which may include verification of a Credit Bureau Report for the principal(s) of the company, verification of a Dun & Bradstreet listing for the company, and a review of the total exposure for all Contracts currently outstanding with ABS, which may not exceed a certain dollar limit. Credit applications can be automatically approved and/or rejected based on the dollar amount of the application and a credit score falling within a certain range in the model. For those credit applications not falling within a specified dollar amount and/or credit score, the decision is then based on an analysis by the credit staff. Authority to make credit decisions is based on seniority and lending experience.


      From time to time, the company purchases lease portfolios originated by a third party. While these leases are not run through the credit scoring model, an in depth due diligence process that includes most of the elements in the scoring model process does take place. It is ABS's current policy to evaluate all such leases in the portfolios that have been acquired using this due diligence process.




      In general, the applicant's credit history plays a larger role in the credit decision than do gross monthly income requirements, debt to income ratios, and loan to value ratios. In fact, financial statements containing income data is only obtained for those applicants requesting credit extensions (or having total exposure to ABS) of $50,000 or greater. When financial statements are provided, a minimum debt coverage ratio is preferred.



      In general, transactions in excess of $500,000 must be approved by the senior management of ABS. The company also maintains a senior credit committee that provides a forum for making credit decisions on transactions which exceed the authority of individual or paired credit approvers either in size or complexity. The senior credit committee also identifies strategic issues and the credit policies and procedures throughout the company.


      In addition, the credit department has a staff dedicated to perform reviews of potential new vendors and brokers to ensure compliance with the company's overall credit policies and procedures. In reviewing new relationships with vendors and brokers, ABS considers, among other things, length of time in business, bank, credit and trade references, Dun & Bradstreet reports, and credit bureau reports on all of the officers.


      The company introduced a formalized credit scoring program throughout the 2nd, 3rd, and 4th quarters of 1996. This credit scoring model, developed by CRMA (CRMA is now owned by Fair Isaac) consists of a matrix of several key attributes from the applicant's credit bureau report as well as key attributes from the applicant's Dun and Bradstreet report. In general, certain minimum FICO scores and D&B Commercial scores must be met by the applicant and the applicant must not have any major derogatory credit information in their file. As of January 1st, 1997, almost all of the credit applications submitted to the company were processed the scoring model.



COLLECTION/SERVICING:

      Collection activities with respect to delinquent contracts are performed by ABS's servicing staff in Voorhees, New Jersey. Each contract has a provision for assessing late charges in the event that an obligor fails to make a payment on the contract on the related due date. Telephone contact is normally initiated when an account is one to fifteen days past due. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order for company personnel to monitor the status of the account and take any necessary actions. Collectors have available at their computer terminals the latest status and collection history on each account.


      If a payment has not been received by the 11th day after the due date, the system automatically generates a computerized late notice which is sent directly to the obligor. If a payment has not been received by the 31st day after the due date, a default letter is sent out to the obligor. If a payment has not been received by the 61st day after the due date, a demand letter is sent out directly to the obligor. Telephone contact is continued throughout the delinquency period. If the transaction continues to be delinquent, ABS may exercise any remedies available to it under the terms of the contract, including termination, acceleration and/or repossession. Each contract is evaluated on the merits of the individual situation, with the equipment value being considered as well as the current financial strength of the obligor. If collection activities do not rectify the account, ABS typically charges off the account at 121 days past due.


      At the time of charge-off the account is turned over to ABS's in-house litigation department. In general, a decision is made to either pursue the obligor and /or personal guarantor through litigation or send to a third-party collection agency to enforce the original terms of the contract. Prior to litigation, the legal recovery department will attempt to obtain resolution of the account. The litigation decision is dependent on a review of the account including credit bureau reports, obligor payment history, and/or Dun & Bradstreet reports. In cases where the obligor has filed for bankruptcy, the ABS legal recovery department follows up with the debtor to determine whether it intends to assume or reject the contract. In addition, the department pursues the non-bankrupt debtors while reviewing the fair market value of the equipment, the remaining balance of the contract, and the credit of the non-bankrupt obligors. If the Bankruptcy area cannot settle with the non-bankrupt obligors, the file may be passed to the litigators for suit. In many cases, although the obligor has filed for bankruptcy protection from their creditors, they continue to make regular payments on their contract to ABS.


                                   THE ISSUERS



      With respect to each series of Securities, the Issuer shall be either the Sponsor, one or more special-purpose finance subsidiaries of the Sponsor (which may be organized and established by the Sponsor with respect to one or more Trust Estates) (each such special-purpose finance subsidiary, a "Transferor") or a trust formed by the Sponsor or by one or more Transferors (each, a "Trust"). For purposes of this Prospectus, the term "Sponsor" includes the term "Transferor". The Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities.



      Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Issuer to acquire the related Receivables from the Sponsor or the related Transferor. The Servicer will service the related Receivables pursuant to the applicable Trust Document, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee, Indenture Trustee and the Sponsor, as set forth in the related Prospectus Supplement.


      If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in a reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Securityholders must rely solely on the payments from the related Contracts, and the proceeds from the sale of the property which secures or is leased under the defaulted Contracts for repayment of the related security. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                 THE RECEIVABLES


RECEIVABLES POOLS



     Information with respect to the Receivables in each Trust Estate will be set forth in the related Prospectus Supplement, including the distribution of such Receivables by type, payment frequency and outstanding principal balance as of the applicable Cut-off Date. No Trust Estate shall be comprised of a pool of Receivables of which pool consists of 20% or more of delinquent Receivables. The commercial products sold, leased under or financed by the Contracts expected to be included in a Trust Estate consist primarily of commercial property used for a variety of business purposes and commercial enterprises.



DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES



     Certain information relating to the Sponsor's delinquency, repossession and net loss experience with respect to contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all contracts in the Sponsor's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Estate. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Estate will be comparable to the Sponsor's prior experience.



MATURITY AND PREPAYMENT CONSIDERATIONS



     As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Sponsor or the related Originator will be obligated to acquire Receivables from the related Trust Estate pursuant to the applicable Trust Document or Receivables Transfer Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.



      The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.


                                  POOL FACTORS


      The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.


      As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                 USE OF PROCEEDS


      The proceeds from the sale of the Securities of a given series will be applied by the Sponsor to the acquisition of the related Receivables from the related Originator. The Sponsor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.


                                   THE TRUSTEE


      The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Document.


      With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Servicer (if the related Trust is structured as a grantor trust) or to the related Transferor (if the related Trust is structured as an owner trust) and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Servicer (if the related Trust is structured as a grantor trust) or to the related Transferor (if the related Trust is structured as an owner trust), unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Servicer (if the related Trust is structured as a grantor trust) or to the related Transferor (if the related Trust is structured as an owner trust) shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Servicer (if the related Trust is structured as a grantor trust) or to the related Transferor (if the related Trust is structured as an owner trust) or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                          DESCRIPTION OF THE SECURITIES


GENERAL


      The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Document or a supplement thereto. The following summaries (together with additional summaries under "The Trust Document" below) describe all material terms and provisions relating to the Securities common to each Trust Document. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Documents for the related Securities and the related Prospectus Supplement.


      All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.


      The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.


      Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.


      A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class shall or may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.


      If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.


      In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.


GENERAL PAYMENT TERMS OF SECURITIES


      As provided in the related Trust Document and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.


      The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee, the Indenture Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.


      Each Trust Document will describe a Monthly Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by or pledged to a Trust during a Monthly Period will be required to be remitted by the related Servicer to the related Trustee or Indenture Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Document may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee or Indenture Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.


      In addition, and as may be described in the related Prospectus Supplement, the related Trust Document may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal and/or interest to Securityholders.


      Such retention and temporary investment by the Trustee or Indenture Trustee of such collected payments may be required by the related Trust Document for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

      Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, any Transferor, the related Servicer, the related Originator, any Trustee, any Indenture Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.



      As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Document or Indenture will either evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Trust Document or represent debt secured by the related Trust Estate. To the extent that any Trust Estate includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.



BOOK-ENTRY REGISTRATION


      As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.


      Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.


      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.


      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.


      Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to the related DTC Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.


      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.


      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.


      DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.


      Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear

System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


      The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.


      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.


      Except as required by law, the Trustee or Indenture Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE NOTES


      As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee or Indenture Trustee, at its option, elects to terminate the book-entry-system through DTC or
(iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Documents Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.


      Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.


      Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Trust Document directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.


      Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or Indenture Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                       DESCRIPTION OF THE TRUST DOCUMENTS



      The following summary, together with the information relating to particular Trust Documents in the related Prospectus Supplement, describes all material aspects of each Trust Document pursuant to which a Trust Estate will be created and the related Securities in respect of such Trust Estate will be issued. For purposes of this Prospectus, the term "Trust Document" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including, without limitation, Pooling Agreements, Trust Agreements and Indentures, (i.e., pursuant to which any Notes shall be issued). Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Documents.



ACQUISITION OF THE RECEIVABLES PURSUANT TO A RECEIVABLES TRANSFER AGREEMENT


      On the Closing Date specified with respect to any given series of Securities, the Sponsor will cause each Issuer to acquire the related Receivables from the Sponsor or related Transferor pursuant to a Receivables Transfer Agreement, and, in the case of Notes, the Issuer will pledge its right, title and interests in and to such Receivables to an Indenture Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Sponsor under such Receivables Transfer Agreement will be assigned to the related Trustee or Indenture Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Sponsor and the related Servicer under such Trust Documents include those specified below and in the related Prospectus Supplement.



      As more fully described in the related Prospectus Supplement, the Sponsor will be obligated to acquire from the related Trust Estate its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Sponsor with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Sponsor of the breach. In addition, if so specified in the related Prospectus Supplement, the Sponsor may from time to time reacquire certain Receivables or substitute other Receivables for the Receivables held by a Trust Estate subject to specified conditions set forth in the related Trust Document and Receivables Transfer Agreement.



ACCOUNTS


      With respect to each series of Securities, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").


      Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.


      For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Document in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Sponsor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Sponsor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account, Distribution Account on each Payment Date and shall be treated as collections of interest on the related Receivables.


      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.


      To the extent that the Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.


      The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.


PAYMENTS ON RECEIVABLES


SERVICING COMPENSATION



      The Servicer will be entitled to receive a servicing fee for each Monthly Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Estate, generally as of the first day of such Monthly Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), and whether and to what extent such Servicing Fee may be paid prior to any distribution to the related Securityholders.



      The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.


      The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the related Receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS


      With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.


      With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.


CREDIT AND CASH FLOW ENHANCEMENTS


      The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.


      The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.


STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES


      Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities -- Reports to Securityholders".


EVIDENCE AS TO COMPLIANCE


      Each Trust Document will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

      Each Trust Document will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Document in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Document.


      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.


CERTAIN MATTERS REGARDING THE SERVICER


      Each Trust Document will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Document.


      Except as otherwise provided in the related Prospectus Supplement, each Trust Document will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Document, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Document will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Document and that, in its opinion, may cause it to incur any expense or liability.


      Under the circumstances specified in any such Trust Document, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to such Servicer under such Trust Document.


SERVICER DEFAULT


      "Servicer Default" under a Trust Document will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee or Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for greater than the number of days specified in the related Trust Document after written notice from such Trustee or Indenture Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Document, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than the number of days specified in the related Trust Document after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or Indenture Trustee or (2) to the Servicer and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT


      As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Document remains unremedied, the applicable Trustee, Indenture Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Document, whereupon a successor servicer appointed by such Trustee or Indenture Trustee or such Trustee or Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Document and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or Indenture Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee or Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee or Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Document.


WAIVER OF PAST DEFAULTS



      With respect to each Trust Estate, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the Sponsor, in the performance of its obligations under the related Trust Document and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Document. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.



AMENDMENT


      As more fully described in the related Prospectus Supplement, each of the Trust Documents may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee or Indenture Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Documents may also be amended by the Sponsor, the Servicer, and the applicable Trustee or Indenture Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


EVENTS OF DEFAULT


      With respect to each series of Securities which are Notes, "Events of Default" under the Trust Documents will consist of: (i) a default for the number of days specified in the related Trust Document in the payment of any interest on any Security; (ii) a default in the payment of the principal of or any installment of the principal of any Security when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the related Issuer made in the Trust Documents, or any representation or warranty made by the related Issuer in the Trust Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the related Issuer by the Trustee or the Indenture Trustee or the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Securities then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the related Issuer.


      If an Event of Default should occur and be continuing with respect to the Securities of any series, if such Securities are Notes, the related Indenture Trustee or a majority of the securityholders may declare the principal of the Securities to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the securityholders.

INSOLVENCY EVENT



     As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Estate, such Trust Estate will terminate, and the Receivables held in the related Trust Estate will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Sponsor) and/or the Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee or Indenture Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in any reserve account, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.



      Each Trust Document will provide that the applicable Trustee or Indenture Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Issuer without the unanimous prior approval of all Securityholders (including the Sponsor, if applicable) of such Issuer and the delivery to such Trustee or Indenture Trustee by each such Securityholder of a certificate certifying that such Securityholder reasonably believes that such Trust is insolvent.


TERMINATION



     With respect to each Trust Estate, the obligations of the related Servicer, the related Originator(s), the Sponsor and the applicable Trustee or Indenture Trustee pursuant to the related Trust Document will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Document. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Estate, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Estate, as of the end of any Monthly Period immediately preceding a Payment Date, if the Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Estate, all such remaining Receivables at a price at least equal to the amount necessary to pay in full all outstanding Securities of such series. The related Securities will be redeemed following such purchase.




     If and to the extent provided in the related Prospectus Supplement with respect to a Trust Estate, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement; such solicitation of bids will require that the Trustee solicit, through either public advertisement or the distribution of bid materials to market participants, a minimum number of bids (which will generally not be fewer than three) and will require a minimum bid equal to the amount necessary to pay the oustanding Securities (together with accrued and unpaid interest thereon) in full. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Estate will be sold to the highest bidder.



      As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholder of all amounts required to be distributed to them pursuant to the applicable Trust Document may effect the prepayment of the Securities of such series. Neither the related Trust Estate nor the related Securityholders will have any continuing direct or indirect liability following such events.



ADMINISTRATOR


      If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Documents.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


GENERAL


      The Contracts will be either "instruments", "chattel paper" (each as defined in the Uniform Commercial Code), or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially different from "chattel paper" for purposes of title transfer, security interests or remedies on default. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. With respect to the Receivables other than the Underlying Collateral the Sponsor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Documents, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.


THE UNDERLYING COLLATERAL


      GENERAL. The manner in which a security interest in the Underlying Collateral may be perfected depends on the type of assets comprising such Underlying Collateral. Security interests in certain of the Underlying Collateral must be perfected by notation of the secured party's lien on the certificate of title or by actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. Security interests in certain other Underlying Collateral must be perfected by the filing of a UCC financing statement, naming the Obligor as debtor and the Originator or the Sponsor as secured party.



      As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Originators nor the Sponsor will, as the case may be (x) file, or necessarily will be required to file, UCC financing statements identifying such Underlying Collateral transferred and pledged in favor of the related Trust and Indenture Trustee on behalf of the Securityholders, (y) make a notation of the lien of the related Trust or Indenture Trustee on behalf of the Securityholders on, or take possession of, the certificate of title with respect to such Underlying Collateral, or (z) make a notation of the lien of the related Trust or Indenture Trustee on behalf of the Securityholders on the appropriate Federal registry in respect of such Underlying Collateral. As discussed below, in the absence of such filings, notation or possession any security interest in such Underlying Collateral may not be perfected in favor of the related Trust or Indenture Trustee. As a result the Indenture Trust or Trustee could lose priority of its security interest in such Underlying Collateral. Neither the Originators nor the Sponsor will have any obligation to reacquire the Underlying Collateral as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Estate receives an interest in such Underlying Collateral unless otherwise obligated in the related Prospectus Supplement.



      SECURITY INTEREST IN THE UNDERLYING COLLATERAL. As discussed above, security interests in certain of the Underlying Collateral must be perfected by notation of the secured party's lien on the certificate of title or by actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides and security interests in certain other of the Underlying Collateral must be perfected by the filing of a UCC financing.


      Pursuant to the related Trust Document, the Sponsor will assign the security interests in the property to the related Trust. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title or financing statement, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the obligor or administrative error by state recording officials, the notation of the lien of the related Originator on the certificate of title or the UCC financing statement should be sufficient to protect the related Trust or Indenture Trustee against the rights of subsequent purchasers of property or subsequent lenders who take a security interest in the Underlying Collateral. However, in the absence of such an amendment, the security interest of the related Trust or Indenture Trustee in the related collateral might be defeated by, among others, the trustee in bankruptcy of the Sponsor or the related Originator. However, such failure would obligate the related Originator to repurchase the affected Contract if the interests of the related Securityholders or Trust were materially and adversely affected.

      In most states, a perfected security interest in collateral subject to certificate of title or a financing statement continues for four months after the property is moved to a different state and thereafter until the owner re-registers the collateral in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title in order to re-register. Accordingly, the secured party must surrender possession if it holds the certificate of title to such Underlying Collateral. In the case of Underlying Collateral registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related collateral, the secured party should receive notice of surrender if the security interest in the collateral is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the collateral in the state of relocation. In states that do not require a certificate of title for registration, re-registration could defeat perfection.


      Under the laws of most states, liens for repairs performed on property and liens for unpaid taxes take priority over even a perfected security interest in property. The related Originator will represent in the related Trust Documents or Receivables Transfer Agreement, that, immediately prior to the sale, assignment and transfer thereof to the related Trust or pledge to the related Indenture Trustee, each Contract held by such Trust or Indenture Trustee was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the related Originator, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Contract. In addition, the laws of certain states and federal law permit confiscation of motor vehicles and certain other consumer property by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated property. No notice will be given to the Trustee, the Indenture Trustee or the Securityholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Securities, neither the Sponsor nor the Servicer will be required to repurchase or purchase the related Contract.

                        FEDERAL INCOME TAX CONSEQUENCES



      The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Dewey Ballantine LLP, special federal tax counsel ("Federal Tax Counsel"), is of the opinion that the discussion hereunder fully and fairly discloses all material federal tax risks associated with the purchase, ownership and disposition of the Notes and Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.



      Federal Tax Counsel will, in addition to delivering its opinion with respect to the discussion set forth herein, deliver separate opinions in connection with each issuance of Securities. Such opinions will be delivered at pricing, and will be filed with the Commission on a Current Report within two business days of pricing (and in any event prior to the issuance of the related Securities).



      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.


      The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated as a partnership under the Code, whether the Trust will be treated as a grantor trust, or whether it is intended that the Trust serve as a security device for the issuance of Certificates that are to be treated as indebtedness for federal income tax purposes. The Prospectus Supplement for each series of Certificates will specify whether the Trust will be treated as a partnership, a grantor trust, or is intended to serve as a security device as just described. In addition, if the related Prospectus Supplement so provides, the Transaction Documents for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such Trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to new provisions of the Code which will be effective as of such date.


      TRUSTS TREATED AS PARTNERSHIPS


      TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP


      Federal Tax Counsel will deliver its opinion that a Trust which is intended to be a partnership, as specified in the related Prospectus Supplement, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


      If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.


      TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP


      Treatment of the Notes as Indebtedness. The Sponsor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Sponsor that in its opinion the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.


      Treatment of Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Securities. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.


      OID as Interest Income. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount, and premium on the Note using the constant yield method. See "Trusts Treated as Grantor Trusts -- Taxation of Holders if Stripped Bond Rules Do Not Apply -- Election to Treat All Interest as OID" for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.


      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.


      OID Treatment Upon Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Foreign Investor, as defined below, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Investor and the Foreign Investor (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Sponsor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Sponsor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Investor and providing the Foreign Investor's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Investor that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


      Any gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year, and (iii) in the case of gain representing accrued interest or OID, the conditions described in the immediately preceding paragraph are satisfied.


      If the interest, gain or income on a Note held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor (although exempt from the withholding tax previously discussed if the holder provides an appropriate and timely statement on Form 4224), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).


      Proposed Treasury regulations which would be effective for payments made after December 31, 1997 if adopted in their current form would provide alternative certification requirements and means by which a Foreign Investor could claim the exemptions from federal income and withholding taxes.


      For purposes of this tax discussion, a Foreign Person or Foreign Investor is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of source, or (iv) a trust other than a "Foreign Trust," as such term is defined in Section 7701(a)(31) of the Code.


      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing, among other things, the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to Foreign Investors generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.


      TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP


      Treatment of the Trust as a Partnership. The Sponsor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes and the Sponsor is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Sponsor or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.


      Strip Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Securities, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.


      Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.


      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.


      All of some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


      An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits.


      The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)


      If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.


      Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. Proposed regulations would provide that if a termination occurs the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.


      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).


      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.


      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.


      Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.


      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.


      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.


      Administrative Matters. The Owner Trustee, or the Administrator, if any, is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return ("IRS Form 1065") with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-l. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.


      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.


      The Sponsor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


      Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any Foreign Person, as defined above, which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Person.


      No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to a Foreign Person of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such cases, a Foreign Person that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

      If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See " -- Tax Consequences to Holders of the Notes Issued by a Partnership-Foreign Holders" for a discussion of portfolio interests. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Person would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.


      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


      TRUSTS TREATED AS GRANTOR TRUSTS


      TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST


      As specified in the related Prospectus Supplement, if a partnership election is not made and the Certificates are not treated as debt for federal income tax purposes as discussed below, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates. "


      Characterization. Each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.


      Each Grantor Trust Securityholder will be required to report on its federal income tax return in accordance with such Grantor Trust Securityholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code Section 68 for an individual whose adjusted gross income exceeds certain limits. A Grantor Trust Securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Securityholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.


      TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY


      In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See " -- Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.


      Original Issue Discount. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Securityholder's interest in those Stripped Bonds. Generally, a Grantor Trust Securityholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Although the proper method is not entirely clear, the Trust intends to calculate the daily portions of OID with respect to a Stripped Bond generally as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.


      With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.


      TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY


      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Securityholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Securityholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Securityholder acquires during the year of the election or thereafter.


      If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.


      Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.


      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount.


      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


      Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Securityholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Securityholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Securityholder owns or acquires. See " -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.


      TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES APPLY

      Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).


      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


      Non-U.S. Persons. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is a Foreign Person or (ii) a Grantor Trust Securityholder holding on behalf of an owner that is a Foreign Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would be considered portfolio interest and would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, if such Grantor Trust Securityholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Securityholder under penalties of perjury, certifying that such Grantor Trust Securityholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Securityholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding. See " -- Tax Consequences to Holders of the Notes Issued by a Partnership -- Foreign Holders" for a discussion of when interest will constitute portfolio interest.


      Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Securityholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Securityholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


      CERTAIN SECURITIES TREATED AS INDEBTEDNESS


      Upon the issuance of Notes that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications the Notes will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion.


      The Sponsor will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Notes will be indebtedness secured by the Receivables. The Sponsor agrees and each Noteholder, by acquiring an interest in a Note, agrees or will be deemed to agree to treat the Notes as indebtedness for federal state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Sponsor expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

      In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Notes.


      While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Noteholders and that the Notes are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under " -- Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."


      TAXATION OF INCOME OF NOTEHOLDERS


      As set forth above, it is expected that Federal Tax Counsel will advise the Sponsor that the Notes will constitute indebtedness for Federal income tax purposes, and accordingly, holders of Notes generally will be taxed in the manner described above in "Trusts Treated as Partnerships -- Tax Consequences to Holders of Notes Issued by a Partnership. "


      If the Notes are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships -- Tax Consequences to Holders of Notes Issued by a Partnership") a United States holder of a Note (including a cash basis holder) generally would be required to accrue the OID on its interest in a Note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Notes is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Note is "unconditionally payable" and hence that all of such interest should be included in the Note's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Note constitutes "qualified stated interest" that is not included in a Note's stated redemption price at maturity. Consequently, prospective investors in Notes should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Notes as "qualified stated interest".


      TAX CHARACTERIZATION OF TRUST


      Consistent with the treatment of the Notes as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Notes. In connection with the issuance of Notes of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the issuance of the Notes of such series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

      POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION


      The opinion of Federal Tax Counsel with respect to Notes will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Noteholders and that the proper classification of the legal relationship between the Sponsor and some or all of the Noteholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Sponsor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Securities were treated as interests in a partnership or corporation.


      If a transaction were treated as creating a partnership between the Sponsor and the Noteholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Noteholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Note could differ if the Notes were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Notes. Finally, all or a portion of any taxable income allocated to a Noteholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.


      If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Noteholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Noteholders. Moreover, distributions on Notes that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Notes generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.


      FOREIGN INVESTORS


      If the IRS were to contend successfully that the Notes are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Investor and such Foreign Investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.


      Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Notes is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, the Foreign Investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Treated as Partnerships -- Tax Consequences to Holders of the Certificates Issued by the Partnership -- Tax Consequences to Foreign Noteholders" for a more detailed discussion of the consequences of an equity investment by a Foreign Investor in an entity characterized as a partnership.


      If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.

                            STATE AND LOCAL TAXATION


      The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.


                              ERISA CONSIDERATIONS


      The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                             METHODS OF DISTRIBUTION


      The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Sponsor from such sale.


      The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:


      1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;


      2. By placements by the Sponsor with institutional investors through dealers;


      3. By direct placements by the Sponsor with institutional investors; and


      4. By competitive bid.



      In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Estate in respect of such Securities.



      If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.


      In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Sponsor.


      It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.


      The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such series.


      Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS


      Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, Dewey Ballantine LLP, Washington, D.C., or other counsel specified in the related Prospectus Supplement.


                              FINANCIAL INFORMATION



      A Trust Estate will be formed with respect to each Series of Securities and no Trust Estate will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Sponsor's activities will be limited solely to the activities of Trust Estates to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Estate will be included in this Prospectus or in the related Prospectus Supplement.



      A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.


                             ADDITIONAL INFORMATION


      This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS


      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.




ABS.........................................................................18
Accrual Securities.......................................................... 8
Additional Receivables......................................................11
Administration Agreement....................................................32
ALHC........................................................................18
Article 2A..................................................................15
Cede........................................................................11
CEDEL Participants..........................................................25
Certain Legal Aspects of the Contracts......................................12
Certificates................................................................ 1
Class....................................................................... 1
Code........................................................................35
Collection Account..........................................................27
Commission.................................................................. 3
Contracts................................................................... 1
Cooperative.................................................................25
Credit and Cash Flow Enhancement............................................11
Credit Enhancement..........................................................16
Credit Enhancer.............................................................16
Cross-Collateralization.....................................................10
Cut-Off Date................................................................17
Debt Securities.............................................................12
Debtors.....................................................................15
Definitive Securities.......................................................26
Depositaries................................................................24
Direct Participants.........................................................16
Distribution Account........................................................27
DTC.........................................................................11
Eligible Deposit Account....................................................28
Eligible Institution........................................................28
Eligible Investments........................................................27
ERISA.......................................................................13
ERISA Considerations........................................................13
Euroclear Operator..........................................................26
Euroclear Participants......................................................25
Events of Default...........................................................31
Exchange Act................................................................ 3
FASIT...................................................................12, 35
Federal Tax Counsel.....................................................12, 35
Fixed Income Securities..................................................... 7
Foreign Trust...............................................................37
Grantor Trust Certificates..................................................41
Grantor Trust Securities....................................................12
Grantor Trust Securityholders...............................................41
Indenture................................................................... 5
Indenture Trustee........................................................... 6
Indirect Participants...................................................16, 24
Insolvency Event............................................................30
Insolvency Laws.............................................................15
Interest Rate............................................................... 7
Investment Company Act......................................................10
Investment Earnings.........................................................28
IRS.........................................................................35
IRS Form 1065...............................................................40
Issuer...................................................................... 5
Mandatory Termination.......................................................12
Material Risks.............................................................. 5
Material Tax Consequences...................................................12
Monthly  Period............................................................. 9

No Investment Companies..................................................... 9
Notes....................................................................... 1
Obligor.....................................................................10
OID.........................................................................36
OID Regulations.............................................................36
Optional Termination........................................................12
Originator.................................................................. 1
Owner Trustee............................................................... 7
Participants................................................................24
Partnership Interests.......................................................12
Payment Date................................................................ 8
Pass-Through Rate........................................................... 3
Policy...................................................................... 1
Pool Balance................................................................21
Pool Factor.................................................................21
Pooling Agreement........................................................... 5
Pre-Funded Amount...........................................................17
Pre-Funding Account.........................................................11
Pre-Funding Amount..........................................................11
Prepayment..................................................................16
Prospectus Supplement....................................................... 1
Ratings.....................................................................13
Receivables................................................................. 1
Receivables Transfer Agreement..........................................10, 11
Record Date................................................................. 8
Registration of Securities..................................................11
Registration Statement...................................................... 3
Rules.......................................................................25
Sale and Servicing Agreement................................................ 5
Section 1286 Treasury Regulations...........................................42
The Securities............................................................1, 6
The Securities Act........................................................2, 3
Security Insurer............................................................11
Securityholders............................................................. 8
Senior Securities........................................................... 8
Servicer..................................................................1, 5
Servicer Default............................................................30
Servicer's Compensation.....................................................12
Servicing Fee...............................................................28
Servicing Fee Rate..........................................................28
Short-Term Note.............................................................36
Sponsor...................................................................1, 5
Strip Securities............................................................ 8
Stripped Bond...............................................................42
Subordinate Securities...................................................... 8
Sub-Servicer................................................................ 5
Terms and Conditions........................................................26
Transferor................................................................1, 5
Trust.....................................................................1, 5
Trust Accounts..............................................................27
Trust Agreement............................................................. 5
Trust Documents............................................................. 7
Trust Estate..............................................................1, 6
Trustee..................................................................... 5
Underlying Collateral....................................................... 1
Vendor...................................................................... 1

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Sponsor or the Underwriter(s). This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS


                                   PROSPECTUS

                                         Page
Prospectus Supplement.....................3
Available Information.....................3
Incorporation of Certain Documents by
 Reference................................3
Reports to Securityholders................4
Summary of Terms..........................5

Material Risks...........................14


The Trust Estates........................17

Advanta Business Services Corp.
 Underwriting, Originating and
 Servicing Practices.....................18
The Issuers..............................20
The Receivables..........................21
Pool Factors.............................21
Use of Proceeds..........................21
The Trustee..............................22
Description of the Securities............22
Description of the Trust Documents.......27
Certain Legal Aspects of the
Receivables..............................33

Certain Federal Income Tax
Consequences.............................35

State and Local Taxation.................47
ERISA Considerations.....................47
Methods of Distribution..................47
Legal Opinions...........................48
Financial Information....................48
Additional Information...................48
Index of Terms...........................49


Until _____________, 199_ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriter(s) and with respect to their unsold allotments or subscriptions.







                       EQUIPMENT RECEIVABLES ASSET-BACKED
                               SECURITIES 199_-_






                                ADVANTA BUSINESS
                                 SERVICES CORP.



                                   PROSPECTUS



                                  [UNDERWRITER]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.

            SEC Filing Fee ......................................................   $    303
            Trustee's Fees and Expenses* ........................................          *
            Legal Fees and Expenses* ............................................    212,500
            Accounting Fees and Expenses* .......................................     30,000
            Printing and Engraving Expenses* ....................................     35,000
            Blue Sky Qualification and Legal
              Investment Fees and Expenses* .....................................     10,000
            Rating Agency Fees* .................................................     40,000
            Miscellaneous* ......................................................    200,000
                                                                                    --------
                  TOTAL..........................................................   $      *
                                                                                    ========

____________

*  To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

                 Article VII of the By-laws of Advanta Business Services Corp. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

                 The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that Advanta Business Services Corp. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Business Services Corp. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

                 Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  EXHIBITS.

        1.1      --   Form of Underwriting Agreement.

        3.1      --   Certificate of Incorporation of Advanta Business Services
                      Corp.

        3.2      --   By-Laws of Advanta Business Services Corp.

        4.1      --   Master Business Receivables Asset-Backed Financing
                      Facility Agreement.

        4.2      --   Form of Supplement to Master Facility Agreement.

        4.3      --   Master Contribution Agreement.

        4.4      --   Form of Supplement to Master Contribution Agreement.

        5.1*     --   Opinion of Dewey Ballantine with respect to validity.

        8.1*     --   Opinion of Dewey Ballantine with respect to tax matters.

       23.1*     --   Consents of Dewey Ballantine are included in its opinions
                      filed as Exhibits 5.1 and 8.1 hereto.

       99.1*     --   Form of Prospectus Supplement.



* Filed herewith.


Item 17.  Undertakings.

        A.       Undertaking in respect of indemnification

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        B.       Undertaking pursuant to Rule 415.

                 The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and
         (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        C.       Undertaking pursuant to Rule 430A.
                 The Registrant hereby undertakes:

                 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        (d)      Undertaking pursuant to Item 512(b) of Regulation S-K.



                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        (e)      Undertaking pursuant to Item 512(d) of Regulation S-K.



                 The undersigned registrant hereby undertakes, with respect to Securities offered through competitive bids, (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at the time meets the requirements of Section 10(a) of the Act, and relating to the securities offered a competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made."

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on December 24, 1997.



                                      Advanta Business Services Corp.
                                      as Registrant

                                      By: /s/ Charles H. Podowski
                                          -------------------------------------
                                          Chairman of the Board

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Podowski, Michael Rehling, Cole Silver, Michael Coco and Edward E. Millman, and each of them, his true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including posteffective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in peson, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 14, 1997 below by the following persons in the capacities and on the dates indicated.


                   Signature                           Title

            /s/ Dennis Alter                          Director
        ----------------------------
            Dennis Alter

            /s/ Alex W. Hart                          Director
        ----------------------------
            Alex W. Hart

            /s/ David D. Wesselink                    Director
        ----------------------------
            David D. Wesselink

            /s/ Charles H. Podowski                   Director and Chairman
        ----------------------------                  of the Board
            Charles H. Podowski


            /s/ Edward E. Millman                     Senior Vice President and
        ----------------------------                  Chief Financial Officer
            Edward E. Millman

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------
   Exhibit    Description of Documents
--------------------------------------------------------------------------------
     1.1      Form of Underwriting Agreement.

--------------------------------------------------------------------------------
     3.1      Certificate of Incorporation of Advanta Business Services Corp.

--------------------------------------------------------------------------------
     3.2      By-Laws of Advanta Business Services Corp.

--------------------------------------------------------------------------------
     4.1      Master Business Receivables Asset-Backed Financing Facility
              Agreement.

--------------------------------------------------------------------------------
     4.2      Form of Supplement to Master Facility Agreement.

--------------------------------------------------------------------------------
     4.3      Master  Contribution Agreement.

--------------------------------------------------------------------------------
     4.4      Form of Supplement to Master Contribution Agreement.

--------------------------------------------------------------------------------

    *5.1      Opinion of Dewey Ballantine with respect to validity.


--------------------------------------------------------------------------------

    *8.1      Opinion of Dewey Ballantine with respect to tax matters.


--------------------------------------------------------------------------------

    *23.1 Consents of Dewey Ballantine are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.


--------------------------------------------------------------------------------
    *99.1     Form of Prospectus Supplement.


--------------------------------------------------------------------------------


*  Filed herewith.